IONQ 2025 Q1 EARNINGS RELEASE - PRIVILEGED & CONFIDENTI

Exhibit 99.1

IonQ Announces First Quarter Financial Results

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Announced $22 Million Deal with EPB, Including the Sale of a New Forte Enterprise, to Establish First Commercial Quantum Computing & Networking Hub
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Pending Acquisition of Lightsynq Technologies to Accelerate both Quantum Internet and Quantum Computing Roadmap – Bringing Harvard Research Team, Quantum Memory, Quantum Repeaters, Photonic Interconnect Expertise, and IP to IonQ
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Strong continued expansion of Quantum Networking Initiative via Closing Acquisition of ID Quantique and Agreement to Acquire Capella
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Selected for First Stage of DARPA’s Quantum Benchmarking Initiative
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Demonstrated Narrow Commercial Advantage On-Stage at NVIDIA GTC Quantum Day with Ansys
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Held Cash & Cash Equivalents of $697.1 Million as of March 31 After Closing $372.6 Million ATM Facility

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leading commercial quantum computing and networking company, today announced financial results for the quarter ended March 31, 2025.

“I am pleased with the strong start to the year at IonQ, including revenue above the midpoint of guidance for the first quarter and almost $700 million in cash equivalents as of March 31. We delivered important commercialization and expansion milestones for both our quantum computing and quantum networking businesses,” said Niccolo de Masi, CEO of IonQ. “We’re delivering real-world value for our customers today, including a recent demonstration of a 12% speed improvement over classical computing in a simulation of a heart pump using quantum processed data and a production product by our partner Ansys.”

“We look forward to adding a unique accelerant to both our quantum networking and quantum computing roadmaps, via the announced acquisition of Lightsynq. Lightsynq’s unique quantum memory technology, IP, and Harvard-research pedigree is expected to accelerate IonQ’s commercial systems to tens-of-thousands, and someday millions of qubits. In addition, we expect that Lightsynq’s quantum memory will also power the future quantum internet by allowing repeaters to ultimately be spaced over one hundred kilometers apart.”

de Masi continued, “We also announced the first-ever quantum computing and networking hub, in partnership with EPB. This groundbreaking deal includes the sale of a new Forte Enterprise system and the establishment of a permanent IonQ office focused on jointly creating algorithms designed for energy grid optimization. The global availability of our new Europe-based Forte Enterprise system will deliver value to our international customers with access over Amazon Braket, QuantumBasel’s IonQ cloud offering, and our own IonQ Quantum Cloud by adding compute capacity and fault tolerance from our Tennessee location.”

“Further, the closure of our acquisition of a controlling stake of ID Quantique, and agreement to acquire Capella, solidifies our global quantum networking position, which now includes offices in South Korea, Switzerland, and the US. We believe IonQ is well positioned to capitalize on both technical and commercial advances in quantum computing and quantum networking.”

Financial Highlights

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IonQ recognized revenue of $7.6 million for the first quarter, which is above the midpoint of the previously provided range.
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Cash, cash equivalents, and investments were $697.1 million as of March 31, 2025. The balance increased due to the $372.6 million ATM facility.
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Net loss was $32.3 million and Adjusted EBITDA loss was $35.8 million for the first quarter.* Exclusions from Adjusted EBITDA include a non-cash gain of $38.5 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” below, and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Q1 and Recent Commercial Highlights

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IonQ announced the acceleration of its quantum networking and quantum computing roadmap via the intended acquisition of Lightsynq Technologies, Inc. Lightsynq's founders built the first-ever quantum repeater capable of extending the range of

IONQ 2025 Q1 EARNINGS RELEASE - PRIVILEGED & CONFIDENTI

quantum networks, a key technology for enabling quantum devices to connect together in a future quantum internet. Lightsynq’s core mission is to use this same technology to build the world’s best photonic interconnects that link quantum processors at high speed.
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IonQ announced the expansion of its quantum networking business, naming Jordan Shapiro its first President and General Manager, Quantum Networking. To facilitate development of this network, IonQ has announced the proposed acquisition of Capella, a Colorado-based signals platform leader for top-secret government and commercial applications.
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IonQ announced the joint development of a new quantum computing innovation center with EPB in Chattanooga, TN, housing the first quantum computing and networking hub. This deal includes the system sale of a Forte Enterprise system for $22 million for the two companies to jointly develop algorithms designed for energy grid optimization.
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IonQ announced that it has been selected by DARPA for the first stage of its Quantum Benchmarking Initiative (QBI). This program is designed to assess and validate the feasibility of developing industrially useful quantum computers ahead of conventional projections.
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Additionally, working with the State of Maryland under its Capital of Quantum Initiative, IonQ is progressing on its expected new headquarters on UMD's College Park campus, and is pleased to see that DARPA's Quantum Benchmarking Initiative has announced they will be a next door neighbor.
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IonQ announced that it has closed its acquisition of a majority stake of Geneva-based ID Quantique, a global leader in quantum-safe networking and quantum detection systems with offices in Seoul and Boston.
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IonQ announced the global availability of its Europe-based Forte Enterprise system, which can be accessed by customers through Amazon Braket, a managed quantum computing service from Amazon Web Services (AWS), as well as the IonQ Quantum Cloud.
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IonQ announced a flagship distributor partnership with Toyota Tsusho Corporation to accelerate quantum computing in Japan. This milestone marks IonQ’s entrance into the Japanese market – reinforcing the company’s commitment to advancing quantum computing opportunities globally.
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IonQ announced the signing of a Memorandum of Understanding with the Global Research and Development Center for Business by Quantum-AI Technology (G-QuAT), a division of one of the largest public research organizations in Japan, the National Institute of Advanced Industrial Science and Technology (AIST). This memorandum facilitates cooperation between IonQ and G-QuAT intended to advance quantum computing technologies in Japan.
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IonQ announced a Memorandum of Understanding with Intellian Technologies, Inc., a leading global provider of satellite communication antennas and ground gateway solutions, to explore how secure quantum networking can transform satellite communications.

Q1 and Recent Technical Highlights

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IonQ participated in NVIDIA’s first-ever Quantum Day, taking place at GTC, where it shared details of several recent real-world demonstrations of quantum-accelerated computation for commercially-relevant applications. This included a ground-breaking milestone with Ansys, simulating the performance of a blood pump using quantum-processed data and achieving results up to 12% faster than classical computing alone.
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IonQ announced new research advancements in applying quantum computing to artificial intelligence (AI) and Machine Learning, marking significant progress in hybrid quantum-classical approaches that enhance both large language models (LLMs) and generative AI.
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IonQ announced the commissioning of a ground-breaking quantum system optimized for research and development to the U.S. Air Force Research Laboratory (AFRL) in Rome, New York.
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IonQ announced the completion of its next-generation ion trap vacuum package prototype intended to realize smaller, more compact, room temperature quantum systems. The company has completed a state-of-the-art assembly chamber capable of manufacturing miniaturized ion trap vacuum packages that can sustain Extreme High Vacuum (XHV) – levels that are comparable to the vacuum levels found on the surface of the Moon.

IONQ 2025 Q1 EARNINGS RELEASE - PRIVILEGED & CONFIDENTI

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IonQ announced strong momentum toward its technological roadmap with a portfolio of more than 950 owned and controlled patents and patents pending with the inclusion of ID Quantique and the pending acquisition of Lightsynq.
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IonQ announced a significant milestone in the development of high-speed, mixed-species quantum logic gates for trapped-ion quantum computing and networking. The findings further the company’s momentum in driving scalable, high-fidelity quantum networking and distributed quantum computing. The research shows a novel approach to achieving an orders-of-magnitude increase in physical gate speed of two-qubit gates between different atomic species.
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IonQ published new ground breaking Quantum Error Correction (QEC) research, releasing new QEC codes optimized for IonQ’s trapped-ion long-chain architecture and showed they outperform the state-of-the-art.

2025 Financial Outlook

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For the full year 2025, IonQ expects organic and inorganic revenue to be between $75 million and $95 million, with between $16 million and $18 million for the second quarter.

First Quarter 2025 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the first quarter ended March 31, 2025 and to provide a business update. The call will be accessible by telephone at 877-407-4018 (domestic) or +1-201-689-8471 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13752791 and will be available until 11:59 p.m. Eastern time, May 20, 2025. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in the quantum computing and networking industries, delivering high-performance systems aimed at solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computers, IonQ Forte and IonQ Forte Enterprise, are the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The company’s innovative technology and rapid growth were recognized in Newsweek’s 2025 Excellence Index 1000, Forbes’ 2025 Most Successful Mid-Cap Companies list, and Built In’s 2025 100 Best Midsize Places to Work in Washington DC and Seattle, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” “offers” and other similar expressions are intended to identify forward-looking statements. These statements include those related to IonQ’s position in the quantum computing and networking sector; the efficacy of new applications of quantum computing; the relevance and utility of quantum algorithms and applications run on IonQ’s quantum computers; the success of partnerships and collaborations between IonQ and other parties, including development and

IONQ 2025 Q1 EARNINGS RELEASE - PRIVILEGED & CONFIDENTI

commercialization of products and services with such parties; IonQ closing anticipated acquisitions; IonQ's ability to utilize the technology of acquired companies to accelerate the development and scale of IonQ’s systems and offerings; advancement of quantum networking technology; the Company’s technology driving commercial applications in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s and its suppliers’ businesses; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; IonQ’s ability to effectively integrate its acquisitions; its inability to effectively enter new markets; IonQ’s ability to deliver services and products within currently anticipated timelines; its inability to attract and retain key personnel including personnel of acquired companies; the conditions for closing IonQ's anticipated acquisitions not being met; IonQ’s customers deciding or declining to extend contracts into new phases; the inability of its suppliers to deliver components that meet expectations timely; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing and quantum networking; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors'' section of IonQ’s most recent periodic financial report (10-Q or 10-K) and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Revenue	$7,566	$7,582
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	4,315	3,414
Research and development	39,953	32,368
Sales and marketing	8,610	6,701
General and administrative	23,806	14,020
Depreciation and amortization	6,561	3,955
Total operating costs and expenses	83,245	60,458
Loss from operations	(75,679)	(52,876)
Gain (loss) on change in fair value of warrant liabilities	38,494	8,627
Interest income, net	4,894	4,799
Other income (expense), net	51	(134)
Loss before income tax expense	(32,240)	(39,584)
Income tax benefit (expense)	(12)	(8)
Net loss	$(32,252)	$(39,592)
Net loss per share attributable to common stockholders— basic and diluted	$(0.14)	$(0.19)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	228,759,209	208,159,439

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$159,681	$54,393
Short-term investments	428,605	285,896
Accounts receivable	9,471	10,188
Prepaid expenses and other current assets	39,227	28,325
Total current assets	636,984	378,802
Long-term investments	108,861	23,545
Property and equipment, net	51,644	52,761
Operating lease right-of-use assets	9,232	9,470
Intangible assets, net	28,216	29,469
Goodwill	10,669	9,904
Other noncurrent assets	4,468	4,437
Total Assets	$850,074	$508,388
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,752	$5,230
Accrued expenses and other current liabilities	23,595	16,424
Current portion of operating lease liabilities	3,621	3,366
Unearned revenue	12,061	10,678
Current portion of stock option early exercise liabilities	350	387
Total current liabilities	48,379	36,085
Operating lease liabilities, net of current portion	13,739	14,359
Warrant liabilities	21,241	70,688
Other noncurrent liabilities	1,667	3,394
Total liabilities	$85,026	$124,526
Stockholders’ Equity:
Common stock	$24	$22
Additional paid-in capital	1,481,007	1,067,403
Accumulated deficit	(715,972)	(683,720)
Accumulated other comprehensive income (loss)	(11)	157
Total stockholders’ equity	765,048	383,862
Total Liabilities and Stockholders’ Equity	$850,074	$508,388

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(32,252)	$(39,592)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,561	3,955
Stock-based compensation	33,253	22,061
(Gain) loss on change in fair value of warrant liabilities	(38,494)	(8,627)
Amortization of premiums and accretion of discounts on available-for-sale securities	(1,409)	(2,302)
Other, net	825	939
Changes in operating assets and liabilities:
Accounts receivable	748	1,897
Prepaid expenses and other current assets	(12,471)	(4,656)
Accounts payable	3,272	(521)
Accrued expenses and other current liabilities	6,123	(554)
Unearned revenue	1,299	4,389
Other assets and liabilities	(480)	2,546
Net cash provided by (used in) operating activities	$(33,025)	$(20,465)
Cash flows from investing activities:
Purchases of property and equipment	(2,308)	(3,140)
Capitalized software development costs	(882)	(1,400)
Intangible asset acquisition costs	(220)	(357)
Purchases of available-for-sale securities	(320,571)	(66,619)
Maturities of available-for-sale securities	93,805	115,045
Net cash provided by (used in) investing activities	$(230,176)	$43,529
Cash flows from financing activities:
Proceeds from at-the-market offering, net of issuance costs	362,303	—
Proceeds from stock options exercised	1,213	486
Proceeds from public warrants exercised	4,702	—
Tax withholding receipts (payments) related to vested and released RSUs, net	516	873
Net cash provided by (used in) financing activities	$368,734	$1,359
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(13)	4
Net change in cash, cash equivalents and restricted cash	105,520	24,427
Cash, cash equivalents and restricted cash at the beginning of the period	56,840	38,081
Cash, cash equivalents and restricted cash at the end of the period	$162,360	$62,508

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2025	2024
Net loss	$(32,252)	$(39,592)
Interest income, net	(4,894)	(4,799)
Interest expense	—	—
Income tax (benefit) expense	12	8
Depreciation and amortization	6,561	3,955
Stock-based compensation	33,253	22,061
(Gain) loss on change in fair value of warrant liabilities	(38,494)	(8,627)
Adjusted EBITDA	$(35,814)	$(26,994)

IonQ Media Contact:

Jane Mazur

press@ionq.com

IonQ Investor Contact:

investors@ionq.com